                                                                  EXECUTION COPY

--------------------------------------------------------------------------------


                                LOAN AGREEMENT

                                 by and among

                           CTC COMMUNICATIONS CORP.,
                                 as Borrower,


                        TORONTO DOMINION (TEXAS), INC.,

                                  as Lender,

                        TORONTO DOMINION (TEXAS), INC.,

                                   as Agent

                                      and

                           TD SECURITIES (USA) INC.,

                as Arrangement, Structuring & Syndication Agent

                          Dated as of March 15, 1999


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

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page No.
                                                                        --------

1. DEFINITIONS AND CONSTRUCTION..........................................   1

   1.1. Definitions......................................................   1
   1.2. Accounting Terms.................................................  18
   1.3. Construction.....................................................  19
   1.4. Schedules and Exhibits...........................................  19

2. LOAN AND TERMS OF PAYMENT.............................................  19

   2.1. Advances.........................................................  19
   2.2. Requirements of Law..............................................  19
   2.3. Borrowing Procedures and Settlements.............................  21
   2.4. Payments.........................................................  22
   2.5. Unavailability of the Eurodollar Rate............................  23
   2.6. Interest:  Rates, Payments, and Calculations.....................  24
   2.7. Telephonic Instructions..........................................  24
   2.8. Maintenance of Loan Account; Statements of Obligations...........  25
   2.9. Certain Fees.....................................................  25
   2.10. Mandatory Prepayment............................................  25
   2.11. Optional Prepayment.............................................  25
   2.12. Breakage Costs; Indemnity.......................................  26
   2.13. Effect of Notice of Prepayment..................................  26
   2.14. Subordination...................................................  26

3. CONDITIONS; TERM OF AGREEMENT.........................................  26

   3.1. Conditions Precedent to the Initial Advance .....................  26
   3.2. Conditions Precedent to all Advances.............................  28
   3.3. Condition Subsequent.............................................  29
   3.4. Term.............................................................  29
   3.5. Effect of Termination............................................  29
   3.6. Early Termination by Borrower....................................  30

4. REPRESENTATIONS AND WARRANTIES........................................  30

   4.1. Due Organization and Qualification; Subsidiaries.................  30
   4.2. Due Authorization; No Conflict...................................  31
   4.3. Litigation.......................................................  32
   4.4. No Material Adverse Change.......................................  32
   4.5. Fraudulent Transfer..............................................  32
   4.6. Employee Benefits................................................  32

   4.7. Environmental Condition..........................................  33
   4.8. Brokerage Fees...................................................  33
   4.9. Year 2000 Compliance.............................................  33
   4.10. Intellectual Property...........................................  33
   4.11. Leases..........................................................  34
   4.12. Existing Indebtedness...........................................  34

5. AFFIRMATIVE COVENANTS.................................................  34

   5.1. Accounting System................................................  34
   5.2. Financial Statements, Reports, Certificates......................  34
   5.3. Tax Returns......................................................  36
   5.4. Guarantor Reports................................................  36
   5.5. Certain Information in Connection With Acquisitions..............  36
   5.6. Taxes............................................................  36
   5.7. Insurance........................................................  36
   5.8. No Setoffs or Counterclaims......................................  37
   5.9. Compliance with Laws.............................................  37
   5.10. Employee Benefits...............................................  37
   5.11. Leases..........................................................  38
   5.12. Brokerage Commissions...........................................  38
   5.13. Year 2000 Compliance............................................  38
   5.14. Projections.....................................................  38
   5.15. Corporate Existence, etc........................................  38
   5.16. Disclosure Updates..............................................  38
   5.17. Use of Proceeds.................................................  39

6. NEGATIVE COVENANTS....................................................  39

   6.1. Indebtedness.....................................................  39
   6.2. Liens............................................................  40
   6.3. Restrictions on Fundamental Changes..............................  41
   6.4. Disposal of Assets...............................................  41
   6.5. Amendments to Credit Facility....................................  41
   6.6. Guarantee........................................................  41
   6.7. Nature of Business...............................................  41
   6.8. [Reserved.] .....................................................  41
   6.9. Margin Stock.....................................................  41
   6.10. Distributions...................................................  42
   6.11. Accounting Methods..............................................  42
   6.12. Investments.....................................................  42
   6.13. Transactions with Affiliates....................................  43
   6.14. Suspension......................................................  43
   6.15. No Prohibited Transactions Under ERISA..........................  43
   6.16. Violation of Material Agreements................................  44

7. EVENTS OF DEFAULT.....................................................  44

8. THE LENDER GROUP'S RIGHTS AND REMEDIES................................  46

   8.1. Rights and Remedies..............................................  46
   8.2. Remedies Cumulative..............................................  46

9. TAXES AND EXPENSES....................................................  46

10. WAIVERS; INDEMNIFICATION.............................................  47

   10.1. Demand; Protest; etc............................................  47
   10.2. Indemnification.................................................  47

11. NOTICES..............................................................  48

12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER...........................  49

13. DESTRUCTION OF BORROWER'S DOCUMENTS..................................  50

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS...........................  50

   14.1. Assignments and Participations..................................  50
   14.2. Successors......................................................  53

15. AMENDMENTS; WAIVERS..................................................  53

   15.1. Amendments and Waivers..........................................  53
   15.2. No Waivers; Cumulative Remedies.................................  54

16. AGENT; THE LENDER GROUP..............................................  54

   16.1. Appointment and Authorization of Agent..........................  54
   16.2. Delegation of Duties............................................  55
   16.3. Liability of Agent..............................................  55
   16.4. Reliance by Agent...............................................  56
   16.5. Notice of Default or Event of Default...........................  56
   16.6. Credit Decision.................................................  57
   16.7. Costs and Expenses; Indemnification.............................  57
   16.8. Agent in Individual Capacity....................................  58
   16.9. Successor Agent.................................................  58
   16.10. Withholding Tax................................................  58
   16.11. Restrictions on Actions by Lenders; Sharing of Payments........  60

   16.12. Payments by Agent to the Lenders...............................  60
   16.13. Several Obligations; No Liability..............................  60

17. GENERAL PROVISIONS...................................................  61

   17.1. Effectiveness...................................................  61
   17.2. Section Headings................................................  61
   17.3. Interpretation..................................................  61
   17.4. Severability of Provisions......................................  61
   17.5. Amendments in Writing...........................................  61
   17.6. Counterparts; Telefacsimile Execution...........................  61
   17.7. Revival and Reinstatement of Obligations........................  62
   17.8. Integration.....................................................  62

                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement"), is entered into as of March 15,
                                ---------
1999, by and among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and
                                                                 ------
collectively as the "Lenders"), TD SECURITIES (USA) INC., a Delaware corporation
                     -------
("TDSI"), as an agent for the lenders (in such capacity, "Arrangement,
  ----                                                    ------------
Structuring & Syndication Agent"), with a place of business located at 31 West
-------------------------------
52nd Street, New York, New York 10019-6101, TORONTO DOMINION (TEXAS), INC., a Delaware corporation with a place of business located at 909 Fannin Street, Houston, Texas 77010, as administrative agent for the Lenders (in such capacity, "Agent"), and CTC COMMUNICATIONS CORP., a Massachusetts corporation
 -----
("Borrower"), with its chief executive office located at 360 Second Avenue,
  --------
Waltham, Massachusetts  02451.

     The parties agree as follows:

     1.  DEFINITIONS AND CONSTRUCTION.
         ----------------------------

          1.1.  Definitions.
                -----------

          As used in this Agreement, the following terms shall have the following definitions:

          "Acquired Indebtedness" means, with respect to any specified Person,
           ---------------------
Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, or such Person acquired all or substantially all of the specified Person's assets, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

          "Advances" has the meaning set forth in Section 2.1(a).
           --------                               --------------

          "Affected Party" means any Lender, any Lender's Eurodollar Lending
           --------------
Office, any beneficial owner of any Lender, and their respective successors and assigns.

          "Affiliate" means, as applied to any Person, any other Person who,
           ---------
directly or indirectly, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

          "Agent" has the meaning set forth in the preamble to this Agreement.
           -----

          "Agent-Related Persons" means Agent and any successor agents together
           ---------------------
with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

          "Aggregate Facility Usage" means, as of any date of determination, the
           ------------------------
sum of the aggregate principal amount of Advances outstanding.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Applicable Margin" means:
           -----------------

          (i) with respect to Advances that are Base Rate Advances, 600 basis points at all times through and including the date that is 90 days subsequent to the Closing Date, 650 basis points at all times after the date that is 90 days subsequent to the Closing Date and prior to the date that is 180 days subsequent to the Closing Date, 700 basis points at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date, 750 basis points at all times after the date that is 270 days subsequent to the Closing Date and prior to the date that is 360 days subsequent to the Closing Date and increasing by an additional 100 basis points on the date that is 360 days subsequent to the Closing Date and on the last day of each 90-day period thereafter until the Maturity Date for so long as any Advances are outstanding, provided, however, the Applicable Margin will increase by an additional 200 basis points on the Maturity Date, if the Advances are not paid in full by the Maturity Date; and

          (ii) with respect to Advances that are Eurodollar Rate Advances, 700 basis points at all times through and including the date that is 90 days subsequent to the Closing Date, 750 basis points at all times after the date that is 90 days subsequent to the Closing Date and prior to the date that is 180 days subsequent to the Closing Date, 800 basis points at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date, 850 basis points at all times after the date that is 270 days subsequent to the Closing Date and prior to the date that is 360 days subsequent to the Closing Date and increasing by an additional 100 basis points on the date that is 360 days subsequent to the Closing Date and on the last day of each 90-day period thereafter until the Maturity Date for so long as any Advances are outstanding, provided, however, the Applicable Margin will increase by an additional 200 basis points on the Maturity Date, if the Advances are not paid in full by the Maturity Date.

          "Arrangement, Structuring & Syndication Agent" has the meaning set
           --------------------------------------------
forth in the preamble to this Agreement.

          "Assignee" has the meaning set forth in Section 14.1.
           --------                               ------------

          "Assignment and Acceptance" means an Assignment and Acceptance in the
           -------------------------
form of Exhibit A-1 attached hereto.

          "Authorized Person" means any officer or other employee of Borrower.
           -----------------

          "Average Life" means, as of any date, with respect to any debt
           ------------
security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

          "Average Price" means the average over the 20 trading days ending on
           -------------
the day immediately preceding the date of determination of the last reported sale price or, if no such sale takes place on any such day, the closing bid price, in either case as reported for consolidated transactions on the principal national securities exchange (including the Nasdaq National Market) on which such security is listed or admitted for trading.

          "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
           ---------------
(S) 101 et seq.), as amended, and any successor statute.

          "Base Rate" means, for any day, the higher of (i) the sum of the
           ---------
Federal Funds Rate for such day plus 50 basis points per annum and (ii) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

          "Base Rate Advance" means an Advance at any time the interest rate
           -----------------
thereon is computed with reference to the Base Rate.

          "Bell Atlantic Agreements" means those certain agreements entered into
           ------------------------
between Borrower and Bell Atlantic with respect to the resale of telecommunications services by Borrower.

          "Benefit Plan" means a "defined benefit plan" (as defined in Section 3
           ------------
(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3 (5) of ERISA) within the past six years.

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States or any successor.

          "Borrower" has the meaning set forth in the preamble to this
           --------
Agreement.

          "Borrower's Books" means all of Borrower's books and records
           ----------------
including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

          "Borrowing" means a borrowing hereunder consisting of Advances made on
           ---------
the same day by the Lenders (or Agent on behalf thereof) to Borrower.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required to remain closed; provided that, when used in connection with a Eurodollar Rate Advance, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. dollar deposits in the London interbank market.

          "Capital Expenditures" means expenditures made or liabilities incurred
           --------------------
for the acquisition of fixed assets or improvements, replacements, substitutions, or additions thereto that are required to be accounted for as capital expenditures under GAAP, including the total principal portion of Capitalized Lease Obligations.

          "Capital Markets Transaction"  has the meaning specified in Section
           ---------------------------                                -------
2.10.
-----

          "Capitalized Lease Obligation" means any Indebtedness represented by
           ----------------------------
obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          "Change of Control" shall be deemed to have occurred at such time as:
           -----------------
(a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than a Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than the Threshold Percentage of the total voting power of all classes of Stock then outstanding entitled to vote in the election of directors (1) of Borrower prior to the consummation of the Holding Company Reorganization, or (2) of New Holding Company from and after consummation of the Holding Company Reorganization, (b) a majority of members of the board of directors of Borrower shall not be Continuing Directors; (c) Borrower shall cease to own and control, directly and of record, 100% of the issued and outstanding capital Stock of each of the Subsidiaries of Borrower; or (d) from and after consummation of the Holding Company Reorganization, (1) a majority of members of the board of directors of New Holding Company shall not be Holding Company Continuing Directors, or (2) New Holding Company shall cease to own and control, directly and of record, 100% of the issued and outstanding capital Stock of Borrower.

          "Cisco" means Cisco Systems, Inc. and/or Cisco Systems Capital
           -----
Corporation.

          "Cisco Facility" means that certain loan agreement dated as of October
           --------------
14, 1998, between Borrower and Cisco Systems Capital Corporation, as lender, as such may be amended, renewed, extended, supplemented, refinanced and replaced or refunded from time to time.

          "Cisco Subordination Agreement" means that certain Subordination
           -----------------------------
Agreement to be entered into by Borrower, Cisco and Agent (on behalf of the Lender Group). By entering into the Cisco Subordination Agreement on behalf of the Lender Group, Agent shall bind each member of the Lender Group to the terms thereof.

          "Class A Contingent Warrants" means those certain warrants issued to
           ---------------------------
the Lenders prior to the initial Advance to purchase a number of shares of common stock of the Borrower equal to the ratio to which the Advances made by the Lenders from the Closing Date to the six month anniversary of the Closing Date hereto bears to $30,000,000 multiplied by the Contingent Warrant Amount, at an exercise price equal to the lesser of 100% of the Average Price as of March 11, 1999 or the day preceding the six month anniversary of the Closing Date.

          "Class B Contingent Warrants" means those certain warrants issued to
           ---------------------------
the Lenders upon each Advance made to the Borrower after the six month anniversary of the Closing Date to purchase a number of shares of common stock of the Borrower equal to the ratio to which such Advance bears to $30,000,000 multiplied by the Contingent Warrant Amount, at an exercise price equal to the lesser of 100% of the Average Price as of March 11, 1999 or the day preceding the date of such Advance.

          "Closing Date" means March 24, 1999.
           ------------

          "Closing Date Business Plan" means the set of Projections of Borrower
           --------------------------
for the 3 year period following the Closing Date (on a year by year basis, and on a quarter by quarter basis).

          "Collections" means all cash, checks, notes, instruments, and other
           -----------
items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

          "Commitment" means, at any time with respect to a Lender, the
           ----------
principal amount set forth beside such Lender's name on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1, in each of the
                                               ------------
foregoing cases, as such Commitment may be reduced from time to time in accordance with (i) the last sentence of Section 2.1(a) or (ii) the provisions
                                         --------------
of Section 14.1, and "Commitments" means, collectively, the aggregate amount of
   ------------       -----------
the commitments of all of the Lenders.

          "Compliance Certificate"  means a certificate substantially in the
           ----------------------
form of Exhibit C-2 and delivered by the chief accounting officer of Borrower to Agent.

          "Contingent Warrant Amount" means a number of shares of common stock
           -------------------------
of Borrower, par value $0.01 per share, equal to 4.0% of the outstanding equity of Borrower, calculated using the treasury stock method as of the day preceding the Closing Date using a fair market value of the common stock equal to the Average Price as of March 11, 1999.

          "Contingent Warrants" means collectively, the Class A Contingent
           -------------------
Warrants and the Class B Contingent Warrants.

          "Continuing Director" means, as of any date of determination, a member
           -------------------
of the board of directors of Borrower who (a) was a member of the board of directors of Borrower on the Closing Date, or (b) was nominated to be a member of the board of directors of Borrower by a majority of the Continuing Directors then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Continuing Director.

          "Credit Facility" means the Loan and Security Agreement, dated as of
           ---------------
September 1, 1998, among Borrower and Goldman Sachs Credit Partners L.P.

("Goldman Sachs") and Fleet National Bank ("Fleet"), as Lenders, Fleet National
---------------                             -----
Bank, as Agent and Goldman Sachs Credit Partners L.P., as Arrangement, Structuring & Syndication Agent, providing for revolving credit borrowings and letters of credit, including all related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as such may be amended, renewed, extended, supplemented, refinanced and replaced or refunded from time to time.

          "Currency Agreements" means, with respect to any person, any currency
           -------------------
swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

          "Default" means an event, condition, or default that, with the giving
           -------
of notice, the passage of time, or both, would be an Event of Default.

          "Disqualified Stock" means any Capital Stock which, by its terms (or
           ------------------
by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable at the option of the holder for Indebtedness at any time, in whole or in part, on or prior to the Maturity Date; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless either (i) such repurchase or redemption is a Permitted Distribution or (ii) this Agreement has been terminated.

          "Dollars" or "$" means United States dollars.
           -------      -

          "Effective Date" has the meaning set forth in Section 2.2(b).
           --------------                               --------------

          "Eligible Transferee" means: (a) a commercial bank organized under the
           -------------------
laws of the United States, or any state thereof, and having total assets in excess of $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

          "Equity Interests" means Stock and all warrants, options or other
           ----------------
rights to acquire Stock (but excluding any debt security that is convertible into, or exchangeable for, Stock).

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29
           -----
U.S.C. (S) 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (a) any corporation subject to ERISA whose
           ---------------
employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

          "ERISA Event" means (a) a Reportable Event with respect to any Benefit
           -----------
Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office, if any, of such Lender specified from time to time as its "Eurodollar Lending Office" in a written notice to Borrower.

          "Eurodollar Rate" means the interest rate per annum calculated
           ---------------
according to the following formula:

               Eurodollar  =                   Interbank Offered Rate
               Rate                   ---------------------------------------
                                         1  Eurodollar Reserve Percentage

          "Eurodollar Rate Advance" means an Advance at any time the interest
           -----------------------
rate thereon is computed with reference to the Eurodollar Rate.

          "Eurodollar Reserve Percentage" means, for any day, that percentage
           -----------------------------
(expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Advances is determined), whether or not Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" has the meaning set forth in Section 7.
           ----------------                               ---------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and any successor statute thereto.

          "Existing Indebtedness" means Indebtedness of Borrower and its
           ---------------------
Subsidiaries outstanding on the Closing Date, excluding Indebtedness arising under the Credit Facility and the Cisco Facility.

          "Fabbricatore" means Mr. Robert Fabbricatore.
           ------------

          "Fabbricatore Related Parties" means Fabbricatore, the Family Members
           ----------------------------
of Fabbricatore, Fabbricatore Family Trusts, and any wholly owned Subsidiary of any combination of the foregoing.

          "Fabbricatore Family Trusts" means trusts or other estate planning
           --------------------------
vehicles established for the benefit of the Family Members of Fabbricatore.

          "Fair Market Value" means, with respect to any asset or property, the
           -----------------
sale value that could be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of Borrower or a Subsidiary, as applicable.

          "Family Member" means, with respect to any individual, any other
           -------------
individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

          "Fee Letter" means that certain Fee Letter, dated February 12, 1999,
           ----------
among Borrower, TDSI and TD Texas.

          "Funding Date" means the date on which a Borrowing occurs.
           ------------

          "GAAP" means generally accepted accounting principles as in effect
           ----
from time to time in the United States, consistently applied.

          "Governing Documents" means, with respect to any person, the
           -------------------
certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

          "Governmental Authority" shall mean any federal, state, local, or
           ----------------------
other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

          "Hazardous Materials" means (a) substances that are defined or listed
           -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

          "Holding Company Continuing Director" means, as of any date of
           -----------------------------------
determination, a member of the board of directors of New Holding Company who (a) was a member of the board of directors of Borrower on the Closing Date and is elected to the board of directors of New Holding Company, or (b) was nominated to be a member of the board of directors of New Holding Company by a majority of the Holding Company Continuing Directors then in office to fill a vacancy left by the death, expiration of term, permanent disability, or resignation of a Holding Company Continuing Director.

          "Holding Company Guaranty" means a general continuing guaranty in form
           ------------------------
and substance satisfactory to Agent, to be executed and delivered by New Holding Company to Agent at the time of the Holding Company Reorganization.

          "Holding Company Reorganization" means the reorganization, on terms
           ------------------------------
reasonably satisfactory to the Required Lenders, of Borrower into a holding company structure in which the New Holding Company owns 100% of the issued and outstanding stock of Borrower.

          "Indebtedness" means: (a) all obligations of Borrower for borrowed
           ------------
money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all Capitalized Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co- made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

          "Indemnified Liabilities" has the meaning set forth in Section 10.2.
           -----------------------                               ------------

          "Indemnified Person" has the meaning set forth in Section 10.2.
           ------------------                               ------------

          "Insolvency Proceeding" means any proceeding commenced by or against
           ---------------------
any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intangible Assets" means, with respect to any Person, that portion of
           -----------------
the book value of all of such Person's assets that would be treated as intangibles under GAAP.

          "Interbank Offered Rate" means, for any Eurodollar Rate Advance for
           ----------------------
any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Rate Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London Time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

          "Interest Payment Date" means (i) the last day of each March, June,
           ---------------------
September and December after the Closing Date in the case of the Base Rate Advances, (ii) the last day of each Interest Period in the case of Eurodollar Rate Advances, (iii) the Maturity Date, and (iv) the date of any prepayment of all or any portion of the principal of the Advances.

          "Interest Period" means, in respect of any Eurodollar Rate Advance,
           ---------------
(i) in the case of the first Interest Period (if any) applicable to the Advances, the period commencing on and including the Closing Date and ending on the numerically corresponding date in the 3rd month thereafter, and (ii) in the case of each subsequent Interest Period, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date in the 3rd month thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Advances may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

          "Interest Rate Agreements" means, with respect to any Person, an
           ------------------------
obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in interest rates.

          "Inventory" means all present and future inventory in which Borrower
           ---------
has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Stock, or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "IRC" means the Internal Revenue Code of 1986, as amended, and the
           ---
regulations thereunder.

          "Legal Requirements" means all applicable international, foreign,
           ------------------
federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits.

          "Lender" and "Lenders" have the respective meanings set forth in the
           ------       -------
preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1 hereof.
                                                    ------------

          "Lender Group" means, individually and collectively, each of the
           ------------
individual Lenders, Agent, and Arrangement, Structuring & Syndication Agent.

          "Lender Group Expenses" means all:  costs or expenses (including
           ---------------------
taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, couriers and messengers, telecommunication, costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, costs and expenses paid or incurred by Agent in examining Borrower's Books, costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and the Lender Group's reasonable attorneys fees and expenses (including the reasonable fees of Latham & Watkins, counsel to the Lender Group, which, as to such fees in respect of the preparation, execution and delivery of the Loan Documents as in effect on the Closing Date, shall not exceed $150,000, plus reimbursement of the reasonable out-of-pocket expenses) incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought. The foregoing notwithstanding, unless an Event of Default has occurred and is continuing and all the Obligations are currently due and payable (either by their terms or following acceleration), Borrower shall not be responsible for paying the fees, expenses, or disbursements of more than one set of attorneys for the Lender Group.

          "Lender-Related Person" means, with respect to any Lender, such
           ---------------------
Lender, together with such Lender's Affiliates, and the officers, directors, managing directors, partners, employees, counsel, agents, and attorneys- in-fact of such Lender and such Lender's Affiliates.

          "Lien" means any interest in property securing an obligation owed to,
           ----
or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan" means each related set of Advances made by the Lenders.
           ----

          "Loan Account" has the meaning set forth in Section 2.8.
           ------------                               -----------

          "Loan Documents" means this Agreement, the Warrants, the Contingent
           --------------
Warrants, the Fee Letter, the Cisco Subordination Agreement, the Holding Company Guaranty (from and after the date that it is executed and delivered), any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
financial, banking or capital market condition which individually or in the aggregate could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated hereby.

          "Maturity Date" has the meaning set forth in Section 3.4.
           -------------                               -----------

          "Maximum Amount" means $30,000,000 which will be permanently reduced
           --------------
as a result of prepayments made by Borrower (if any) pursuant to Sections 2.10
                                                                 -------------
and 2.11.
--------

          "Maximum Rate" has the meaning set forth in Section 2.6(d).
           ------------                               --------------

          "Multiemployer Plan" means a "multiemployer plan" (as defined in
           ------------------
Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          "Net Cash Proceeds" means the aggregate cash proceeds received
           -----------------
(including any cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received) from any Capital Markets Transaction.

          "Net Funded Debt" means the total Indebtedness of Borrower, reduced by
           ---------------
the amount of cash and cash equivalents of Borrower on hand as of any date of measurement thereof.

          "New Capital Proceeds" means the net proceeds received by New Holding
           --------------------
Company from any offerings of debt or equity securities after the Closing Date.

          "New Holding Company" means a Delaware corporation to be created as
           -------------------
part of the Holding Company Reorganization for the purpose of owning 100% of the issued and outstanding shares of stock of Borrower.

          "Obligations" means all loans, Advances, debts, principal, interest
           -----------
(including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the

Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          "Old Bell Atlantic Collections" means collections with respect to past
           -----------------------------
due claims of Borrower against Bell Atlantic or its Subsidiaries arising out of or related to Borrower's former agency relationship with Bell Atlantic or its Subsidiaries (including net cash proceeds received from the litigation against Bell Atlantic in a settlement or non-appealable court decision).

          "Participant" has the meaning set forth in Section 14.1(e).
           -----------                               ---------------

          "PBGC" means the Pension Benefit Guaranty Corporation as defined in
           ----
Title IV of ERISA, or any successor thereto.

          "Permits" of a Person shall mean all rights, franchises, permits,
           -------
authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

          "Permitted Distributions" means dividends or distributions by Borrower
           -----------------------
to New Holding Company made after the effective date of the Holding Company Reorganization pursuant to a budget submitted in advance by Borrower to Agent and approved in advance by the Lender Group in its reasonable discretion, for the purpose of paying the portion of reasonable holding company overhead, public filing costs, accounting costs, and like expenses reasonably allocable to Borrower (but not the portion of any such costs or expenses reasonably allocable to other Subsidiaries of New Holding Company that are not Subsidiaries of Borrower); provided that in no event shall such dividends or distributions be made or used for the purpose of paying interest, fees, costs, or expenses with respect to Indebtedness of, or paying cash dividends or other distributions in respect of Stock of, New Holding Company or of any Subsidiary of New Holding Company.

          "Permitted Holder" means the Fabbricatore Related Parties or the
           ----------------
Spectrum Related Parties.

          "Permitted Liens" means:
           ---------------

          (a) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests;

          (b)  Liens set forth on Schedule P-1;

          (c)  the interests of lessors under operating leases;

          (d) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred by Section 6.1(j), provided that such
                                         --------------
Liens cover only the assets permitted to be acquired with Indebtedness;

          (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests;

          (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance;

          (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent that such leases are entered into in conformity with any applicable provisions of this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money;

          (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower;

          (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;

          (j) Liens on collateral granted to Cisco pursuant to the terms of the Cisco Facility;

          (k) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated that do not materially interfere with the ordinary conduct of the business of Borrower; and

          (l) Liens on collateral granted to Fleet and Goldman pursuant to the terms of the Credit Facility.

          "Permitted Protest" means the right of Borrower to protest any Lien,
           -----------------
tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent and (b) any such protest is instituted and diligently prosecuted by Borrower in good faith.

          "Person" means and includes natural persons, corporations, limited
           ------
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

          "Plan" means any employee benefit plan, program, or arrangement
           ----
maintained or contributed to by Borrower or with respect to which it may incur liability.

          "Prepayment Date" has the meaning set forth in Section 2.13.
           ---------------                               ------------

          "Prime Rate" means the rate of interest per annum established from
           ----------
time to time by Agent as its prime rate. The Prime Rate is not necessarily the best or the lowest rate of interest offered by Agent.

          "Projections" means Borrower's forecasted (a) balance sheets, (b)
           -----------
profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means:
           --------------

          (a) with respect to a Lender's obligation to make Advances or to indemnify Agent-Related Persons pursuant to Section 16.7, the percentage
                                            ------------
obtained by dividing (i) such Lender's Commitment, by (ii) all such Commitments of all Lenders; and

          (b) with respect to all other matters, the percentage obtained by dividing (i) the aggregate outstanding principal amount of such Lender's Advances, by (ii) the Aggregate Facility Usage, provided, however, that if there are no Advances outstanding, the Pro Rata Share shall be calculated by the formula contained in subsection (a) of this definition.

          "Real Property" means any estates or interests in real property now
           -------------
owned or hereafter acquired by Borrower.

          "Regulatory Change" means any adoption, interpretation, or change of
           -----------------
any statute, law, order, regulation, or directive.

          "Reportable Event" means any of the events described in Section
           ----------------
4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

          "Required Lenders" means, at any time, Lenders whose Pro Rata Shares
           ----------------
aggregate more than 50.00% of the Commitments, or if the Commitments have been terminated irrevocably, more than 50.00% of the Obligations then outstanding.

          "Retiree Health Plan" means an "employee welfare benefit plan" within
           -------------------
the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          "Spectrum Related Parties" means Spectrum Equity Investors, L.P. and
           ------------------------
any of its Subsidiaries.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed dated on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred) and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

          "Stock" means all shares, options, warrants, interests,
           -----
participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "TD Texas" means Toronto Dominion (Texas), Inc., a Delaware
           --------
corporation, in its capacity as a Lender.

          "Telecommunications Business" means the business of (i) transmitting,
           ---------------------------
or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related or ancillary to those specified in (i) or (ii) above and includes, without limitation, any business in which Borrower and its Subsidiaries are engaged at the Closing Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of Borrower.

          "Threshold Percentage" means, as of any date of determination, (a) if
           --------------------
the aggregate percentage of the total voting power of all classes of Stock of Borrower or New Holding Company, as applicable, then outstanding and beneficially owned (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) by the Permitted Holders equals or exceeds 30%, then the Threshold Percentage is 40%, and (b) if the aggregate percentage of the total voting power of all classes of Stock of Borrower or New Holding Company, as applicable, then outstanding and beneficially owned (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) by the Permitted Holders is less than 30%, then the Threshold Percentage is such aggregate percentage.

          "VA Sub" means CTC Communications of Virginia Inc., a Virginia
           ------
corporation, which is a wholly owned Subsidiary of Borrower.

          "Voidable Transfer" has the meaning set forth in Section 17.7.
           -----------------                               ------------

          "Warrant Shares" means the shares of common stock of Borrower issued
           --------------
upon exercise of the Contingent Warrants and Warrants.

          "Warrants" means those certain warrants to purchase common stock of
           --------
Borrower, issued to the Lenders or their designees (in accordance with their Pro Rata Shares) by Borrower, in form and substance satisfactory to Agent and each Lender, on the Closing Date for the purchase of 0.5% of the outstanding equity of Borrower, calculated using the treasury stock method as of the day preceding the Closing Date using a fair market value of the common stock equal to the Average Price as of March 11, 1999. The Warrants shall have an exercise price equal to 100% of the Average Price as of March 11, 1999.

          "Year 2000 Compliant" means, with regard to any Person, that all
           -------------------
software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the year 2000.

          1.2. Accounting Terms.
               ----------------

          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto.

          1.3. Construction. Unless the context of this Agreement or any other
               ------------
Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

          1.4. Schedules and Exhibits. All of the schedules and exhibits
               ----------------------
attached to this Agreement shall be deemed incorporated herein by reference. With the consent of the Required Lenders, which shall not unreasonably be withheld, Borrower from time to time may update or supplement the schedules to the Loan Documents.

     2.   LOAN AND TERMS OF PAYMENT.
          -------------------------

          2.1. Advances.
               --------

          (a) Subject to the terms and conditions of this Agreement, from and after the date of this Agreement to but excluding the Maturity Date, each Lender severally agrees to make advances ("Advances") to Borrower in an aggregate
                                    --------
principal amount not to exceed such Lender's Commitment. Each Advance funded by a Lender shall constitute a permanent reduction in such Lender's Commitment in an amount equal to the principal amount funded.

          (b) Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be prepaid during the term of this
                          -----------
Agreement, but may not be reborrowed.

          (c) Each Loan comprised of the Advances made by the Lenders on any Funding Date shall be in a minimum aggregate principal amount of $1,000,000 (or in larger integral multiples of $500,000).

          2.2. Requirements of Law.
               -------------------

               (a)  In the event that any Regulatory Change shall:

                       (i) change the taxation of any amounts payable to any Lender under this Agreement or any note issued pursuant hereto in respect of any Advance (other than taxes imposed on the net income of such Lender);

                       (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any applicable office of such Lender (including any of such Advances); or

                       (iii) impose any other conditions affecting this Agreement in respect of Advances (or any of such extensions of credit, assets, deposits or liabilities);


and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any of its Advances or its Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any of its Advances or its Commitment, in each case only to the extent that such additional amounts are not already included in the interest rate applicable to such Advance, then Borrower shall pay on demand to Agent, for the account of such Lender, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

          (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Closing Date pursuant to, or arising after the Closing Date out of, the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation after the Closing Date of any other Regulatory Change regarding capital adequacy or any change after the Closing Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to Borrower as provided in paragraph (c) of this Section, within fifteen (15) days after demand by such Lender, Borrower shall pay to such Lender, through Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such Lender's holding company, as the case may be, for such reduction, provided that to the extent that any or all of Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation
                                             --------------
shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in full).

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section shall be delivered to Borrower and the other Lenders promptly after the incurrence of such additional amounts and such certificate shall be presumed correct in the absence of manifest error. The covenants contained in this Section shall survive the termination of this Agreement and the payment of the outstanding Obligations. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder. In the event that any of the losses or payments for which any Lender or its holding company is compensated under this Section are reimbursed or otherwise restored to such Lender or its holding company for any reason, including the rescission, nullification or retroactive modification of any such Regulatory Change, such Lender shall reimburse Borrower accordingly as soon as reasonably practicable.

          2.3. Borrowing Procedures and Settlements.
               ------------------------------------

               (a)  Procedure for Borrowing.  Each Loan shall be made upon
                    -----------------------
Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 11:00 a.m. (New York time) on the third Business Day prior to the requested Funding Date) specifying (i) the amount of such Loan, and (ii) the requested Funding Date, which shall be a Business Day.

               Notwithstanding the foregoing, if Agent has previously notified the Borrower pursuant to Section 2.5 of the unavailability of the Eurodollar
                         -----------
Rate Advances, while such unavailability continues all Loans shall be Base Rate Advances, which shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 11:00 a.m. (New York time) on the first Business Day prior to the requested Funding
Date) specifying (i) the amount of such Loan, and (ii) the requested Funding Date, which shall be a Business Day.

               (b)  Disbursement of Funds.  Agent may, on behalf of the Lenders,
                    ---------------------
     disburse funds to Borrower for Loans requested. Unless Agent shall have received notice from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the Funding Date. If a Lender has not in fact made its Pro Rata Share available to Agent on such date, then such Lender and Borrower severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount was to have been made available to Agent by such Lender to, but excluding, the date of payment to Agent, at (a) in the case of such Lender, the Federal Funds Rate, or (b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan. Until any such amount is paid to Agent, Agent shall not be obligated to submit to such Lender any payment made by Borrower to Agent with respect to any Loan or any fees or other payments with respect thereto. Nothing contained in this Section 2.3(b)
                                                              --------------
     will be deemed to relieve a Lender of its obligation to fulfill its Commitment or to prejudice any rights Agent or Borrower may have against such Lender as a result of any such default by such Lender under this Agreement.

               (c)  Return of Payments.
                    ------------------

                    (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to, but excluding, the date of repayment to Agent, at the Federal Funds Rate, and such payment to such Lender shall be deemed to not have been made.

                   (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any requirement at law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

               (d)  Lenders' Failure to Perform.  It is understood that (i) no
                    ---------------------------
Lender shall be responsible for any failure by any other Lender to perform its Commitment, nor shall the Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its Commitment, and (ii) no failure by any Lender to perform its Commitment to make any Advance hereunder shall excuse any other Lender from its Commitment to make any Advance hereunder.

          2.4. Payments.
               --------

               (a)  Payments by Borrower.
                    --------------------

                    (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders at Agent's address set forth in Section 11, and shall be made in
                                             ----------
     immediately available funds, no later than 2:30 p.m. (New York time) on the date specified herein. Any payment received by Agent later than 2:30 p.m. (New York time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

               (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

               (b)  Apportionment, Application, and Reversal of Payments.
                    ----------------------------------------------------
Except as otherwise provided with respect to defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances or loans, or not constituting payment of specific fees, shall be applied as in the following order:

               (i) to pay any fees, or expense reimbursements then due to Agent from Borrower;

               (ii) to pay any fees or expense reimbursements then due to the Lenders from Borrower;

               (iii) to pay interest due in respect of all outstanding Loans;

               (iv)  ratably to pay principal of all outstanding Loans; and

               (v) ratably to pay any other Obligations due to Agent or any Lender by Borrower.

          2.5. Unavailability of the Eurodollar Rate.  If any Lender determines
               -------------------------------------
that maintenance of its Eurodollar Rate Advances at a suitable Eurodollar Lending Office would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match-fund Eurodollar Rate Advances are not available or (ii) the Eurodollar Rate does not accurately reflect the cost of making or maintaining Eurodollar Rate Advances, then, upon written notice from Agent to Borrower, the Advances shall automatically become Base Rate Advances.

          2.6. Interest:  Rates, Payments, and Calculations.
               --------------------------------------------

               (a)  Interest Rate Applicable to Advances.  Except as provided
                    ------------------------------------
in Section 2.5, all Advances shall be Eurodollar Rate Advances.  Subject
   -----------
to Sections 2.6(c) and (d) below:
   -----------------------

                    (i) if an Advance is a Base Rate Advance, the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin, changing when and as the Base Rate and/or the Applicable Margin changes, and

                    (ii) if an Advance is a Eurodollar Rate Advance, the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Eurodollar Rate plus the Applicable Margin, changing on the first day of each Interest Period when and as the Eurodollar Rate and/or the Applicable Margin changes.

               (b)  Basis of Computation of Interest; Payment of Interest.
                    -----------------------------------------------------
All interest shall be calculated for actual days elapsed on the basis of a 360-day year (or, in the case of Base Rate Advances, a 365- or 366-, as appropriate, day year) and shall be payable in arrears not later than 2:30 p.m. (New York City time) on each Interest Payment Date by wire transfer of immediately available funds.

               (c) Default Interest. If Borrower shall default in the payment of
                   -----------------
the principal of or interest on any Advance or any other Obligation becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the otherwise applicable interest rate on the Advances. Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

               (d) Intent to Limit Rate. In no event shall the interest rate or
                   --------------------
rates payable under this Agreement, exceed the lesser of (i) 16.0% per annum and
(ii) the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable (such lesser rate being the "Maximum Rate"). Borrower and the Lender Group, in executing and
           ------------
delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the Maximum Rate, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such Maximum Rate, and payment received from Borrower in excess of such Maximum Rate, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          2.7. Telephonic Instructions. Agent and the Lenders are authorized to
               -----------------------
make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person; provided, however, that such instructions are promptly followed by written confirmation from the Borrower which is signed by an Authorized Person.

          2.8. Maintenance of Loan Account; Statements of Obligations.  Agent
               ------------------------------------------------------
shall maintain an account on its books in the name of Borrower (the "Loan
                                                                     ----
Account") on which Borrower will be charged with all Advances made by Agent
-------
or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. Agent shall render monthly statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

          2.9. Certain Fees. Borrower agrees to pay to Agent, for its own
               ------------
account, the fees specified in the Fee Letter in an amount previously agreed to with Agent, with respect to the Advances, the Commitment, amounts for its expenses incurred hereunder and all other amounts owing under this Agreement and the other Loan Documents.

          2.10. Mandatory Prepayment. Borrower shall prepay the Loans, ratably
                --------------------
amongst Lenders in accordance with their respective Pro Rata Shares, with the Net Cash Proceeds received by Borrower or the New Holding Company from the borrowing, sale or placement of any equity (other than any issuance to satisfy the $5,000,000 requirement described in Section 3.2(d)) or senior or
                                        --------------
subordinated debt in a public offering or private placement or in a bank financing (excluding (i) any proceeds up to $75,000,000 received from the
Credit Facility as in effect on the Closing Date or pursuant to amendments to the borrowing base entered into from time to time thereafter and
(ii) proceeds from any vendor, lease or purchase money financing) (each, a "Capital Markets Transaction"). Borrower shall, not later than the
 ---------------------------
Business Day immediately following any Capital Markets Transaction, apply such Net Cash Proceeds to prepay the Loans pursuant to this Section 2.10, without
                                                       ------------
premium or penalty, by paying to Agent on behalf of each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date and any applicable breakage costs. To the extent that such Net Cash Proceeds exceed amounts due hereunder under the preceding sentence, any excess net proceeds shall constitute a dollar for dollar permanent reduction of the Maximum Amount. Amounts prepaid may not be reborrowed.

          2.11. Optional Prepayment. Borrower may, upon three Business Days'
                -------------------
prior written notice to Agent, prepay the Loans ratably amongst the Lenders, in whole or in part, by paying to Agent on behalf of each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Advances to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date and any applicable breakage costs; provided, however, that each partial prepayment of the Loans shall be in a minimum amount of
$1,000,000 (or larger integral multiples of $500,000). Amounts prepaid pursuant to this Section 2.11 may not be reborrowed.
                 ------------

          2.12   Breakage Costs; Indemnity. Borrower agrees to indemnify and
                 -------------------------
hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

          (a) the failure by Borrower to borrow Eurodollar Rate Advances on the Closing Date after Borrower has given a notice with respect thereof in accordance with Section 2.3,
                -----------

          (b) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of Section 2.10 or
                                                            ---------------
2.11, as applicable, or
----

          (c) the mandatory or optional prepayment of Eurodollar Rate Advances on a day that is not the last day of an Interest Period.


The amount of such indemnification shall be equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest that would have accrued on the principal amount of Advances not so made or the principal amount of Advances so prepaid from the date of such proposed issuance or prepayment in the case of a failure to make Advances, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such prepayment occurred, in each case at the applicable rate of interest for such Advances provided for herein (excluding, however, the Applicable Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.12 submitted to Borrower by
                                        ------------
any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

          2.13.  Effect of Notice of Prepayment.  Borrower shall notify Agent
                 ------------------------------
in writing at its address shown in Section 11 of any date set for prepayment
                                   ----------
(each such day, a "Prepayment Date") of Loans. Once such notice is sent or
                   ---------------
mailed, the Loans (or portion thereof) to be prepaid shall become due and payable on the Prepayment Date set forth in such notice. Each such notice shall be irrevocable and may not be conditional.

          2.14.  Subordination. Notwithstanding anything in this Agreement to
                 -------------
the contrary, the Lenders agree that the Obligations of Borrower hereunder are subordinated to Borrower's obligations under the Cisco Facility, to the extent and in the manner provided by the Cisco Subordination Agreement.

     3.   CONDITIONS; TERM OF AGREEMENT.
          -----------------------------

          3.1. Conditions Precedent to the Initial Advance. The obligation
               --------------------------------------------
of each Lender to make its initial Advance is subject to the fulfillment, to the satisfaction of Agent, each Lender, and Agent's counsel, of each of the following conditions on or before the Closing Date:

          (a) the Closing Date shall occur on or before March 24, 1999;

          (b) Agent shall have received each of the Loan Documents (except the Class B Contingent Warrants), duly executed by each of the parties thereto, and each such document shall be in full force and effect;

          (c) the Class A Contingent Warrants shall have been duly authorized and executed by Borrower, and delivered to the Agent;

          (d) the Warrants shall have been duly authorized and executed by Borrower, and delivered to the Agent;

          (e) Agent shall have received a certificate from the Clerk of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

          (f) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Clerk of Borrower;

          (g) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

          (h) Agent shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

          (i) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent and each Lender in their sole discretion;

          (j) Agent shall have received a Treasurer's Certificate stating that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (k) Agent shall have received payment of all accrued and unpaid Lender Group Expenses;

          (l) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel;

          (m) the Credit Facility shall be in place and available to Borrower, in accordance with its terms; and

          (n) since January 22, 1999: (i) no new information relating to conditions or events not previously disclosed to the Lenders in connection with the Commitments, and (ii) no new information or additional development concerning conditions or events which were previously disclosed by Borrower or its affiliates in connection with the Commitments shall have come to the Lenders' attention which, in either case, any Lender reasonably believes may have a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of Borrower and its subsidiaries taken as a whole; in the event that any such new information or additional development comes to the Lenders' attention or any of the conditions precedent hereunder are not met, the Lenders may, in their sole discretion, suggest alternative financing amounts or structures that ensure adequate protection for the Lenders or decline to make Advances hereunder.

          3.2. Conditions Precedent to all Advances. The obligation of each
               ------------------------------------
Lender to make each Advance (including the initial Advance) is subject to each of the following being true as of the applicable Funding Date:

          (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

          (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Agent, any Lender, or any of their Affiliates;

          (d) notwithstanding anything else in this Agreement to the contrary, the Lenders will not be obligated to make an Advance in the situation where such Advance would cause the Aggregate Facility Usage to exceed $10,000,000, unless Borrower obtains prior to such Advance, an additional $5,000,000 in net cash proceeds from the sale or placement of its common or preferred equity; provided, however that if Borrower receives in excess of $10,000,000 in net cash proceeds from the litigation against Bell Atlantic Corporation in a settlement or a non-appealable court decision, such $5,000,000 requirement will be reduced on a dollar for dollar basis to the extent such amount exceeds $10,000,000, as long as such net proceeds are used in a manner consistent with Section 5.17;
                                                          ------------

          (e) the absence since December 31, 1998 (the date of the most recent unaudited quarterly financials of Borrower made available to TD Texas and TDSI prior to the Closing Date) of any material adverse change in the business, assets, liabilities (actual or contingent), operations, prospects or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole;

          (f) after the six month anniversary of the Closing Date, on or before the date of any Advance, the Borrower shall deliver to the Agent, for the benefit of the Lenders, duly authorized and executed Class B Contingent Warrants in form and substance satisfactory to the Lenders, prior to the Lenders making any Advance; and

          (g) if requested by any Lender, the Borrower shall have executed and delivered a note or notes in form and substance satisfactory to the Lenders to evidence the obligation of any Advance.

          3.3. Condition Subsequent.
               --------------------

          As a condition subsequent to initial closing hereunder, Borrower shall (the failure by Borrower to so perform or cause to be performed constituting an Event of Default) on or before September 30, 1999, consummate the Holding Company Reorganization, and deliver to Agent the Holding Company Guaranty, duly executed by New Holding Company; provided, however, that if within such time, Borrower has obtained approval of the Holding Company Reorganization from Borrower's board of directors and shareholders, and the Holding Company Reorganization is not consummated within such time solely because Borrower has not received approvals from such regulatory and other governmental agencies as are required to consummate the Holding Company Reorganization, then so long as Borrower is diligently proceeding with obtaining such approvals, Borrower shall have such time as is reasonably necessary to obtain comply with the provisions contained in this subsection;

          3.4. Term. This Agreement shall become effective upon the execution
               ----
and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect until the fifteen month anniversary of the Closing Date (the "Maturity Date"), unless sooner terminated pursuant to the terms hereof. The
 -------------
foregoing notwithstanding, the Commitments may be terminated pursuant to
Section 8.1 upon the occurrence and during the continuation of an Event of
-----------
Default.

          3.5. Effect of Termination. On the date of termination of this
               ---------------------
Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lenders' obligations to provide additional credit hereunder have been terminated.

          3.6. Early Termination by Borrower. Borrower has the option, at any
               -----------------------------
time upon three Business Days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefits of the Lender Group, in cash, the Obligations equal to 100% times the Aggregate Facility Usage, plus accrued interest, fees and any breakage costs payable pursuant to Section 2.11.
                                                                  ------------
In the event any such notice is timely received by Agent, and Borrower thereafter fails to timely pay to Agent the amount set forth in the immediately preceding sentence, such notice shall be deemed to never have been given.

      4. REPRESENTATIONS AND WARRANTIES.
         ------------------------------

          In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance thereafter, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

          4.1. Due Organization and Qualification; Subsidiaries.
               ------------------------------------------------

               (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

               (b) Set forth on Schedule 4.1, is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held in Borrower's treasury. Other than as described on Schedule 4.1, all such outstanding shares have been validly issued and, as of the Closing Date, are fully paid and nonassessable shares as to which there are no contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 4.1, on the Closing Date, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than as described on Schedule 4.1, Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

               (c) Set forth on Schedule 4.1, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

               (d) Except as set forth on Schedule 4.1, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

               (e) VA Sub is the only Subsidiary of the Borrower and it exists solely for the purpose of complying with regulatory requirements of Virginia law, has no material assets other than governmental licenses and permits, and does not engage in active business operations other than proposed sales operations. As of the date hereof, the fair market value of the Borrower's investment in VA Sub (measured as of the time such investment or investments were made) is less than $100,000.

          4.2. Due Authorization; No Conflict.
               ------------------------------

               (a) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

               (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

               (c) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

               (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

               (e) The Contingent Warrants and the Warrants have been duly authorized by Borrower and, when executed and authenticated pursuant to their respective terms and delivered to the Lenders, will be valid and binding obligations of Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

               (f) The Warrant Shares have been duly authorized and when validly issued, upon exercise of the Contingent Warrants and the Warrants in accordance with their respective terms will be fully paid and nonassessable.

          4.3. Litigation. There are no actions or proceedings pending by or
               ----------
against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for:

               (a) ongoing collection matters in which Borrower is the plaintiff;

               (b) matters disclosed on Schedule 4.3; and

               (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

          4.4. No Material Adverse Change. All financial statements relating to
               --------------------------
Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year- end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since December 31, 1998.

          4.5. Fraudulent Transfer.
               -------------------

               (a) Borrower is Solvent.

               (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

          4.6. Employee Benefits. None of Borrower, any of its Subsidiaries, or
               -----------------
any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 4.6. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse

Change. None of Borrower or its Subsidiaries, any ERISA
Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

          4.7. Environmental Condition. None of Borrower's properties or assets
               -----------------------
has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

          4.8. Brokerage Fees. Except as contemplated in the Fee Letter, no
               --------------
brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.

          4.9. Year 2000 Compliance.
               --------------------

               (a) On the basis of a comprehensive inventory, review and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Borrower's management is of the considered view that Borrower, its products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

               (b) Borrower (i) has undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or its products to be Year 2000 Compliant on a timely basis, (ii) is developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant on a timely basis.

          4.10. Intellectual Property. Borrower and each of its Subsidiaries
                ---------------------
own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses which are necessary in all material respects to conduct their respective businesses and to operate their respective properties as now conducted and operated. The consummation of the transactions contemplated by this Agreement and the Loan Documents will not alter or impair any of such rights of Borrower or any of its Subsidiaries.

          4.11. Leases. Borrower and each of its Subsidiaries enjoy peaceful and
                ------
undisturbed possession under all leases material to the business, operations, and financial condition of Borrower and its Subsidiaries, taken as a whole, to which any of them is a party or under which any of them is operating. All of such leases are valid and subsisting and no material default by Borrower or any of its Subsidiaries exists under any of them.

          4.12. Existing Indebtedness. As of the Closing Date and since the date
                ---------------------
of the Credit Facility, all Indebtedness incurred by Borrower and its Subsidiaries have been in compliance with the terms of the Credit Facility. As of the Closing Date, Indebtedness of the Company does not exceed $75,000,000, in the aggregate.

     5.   AFFIRMATIVE COVENANTS.
          ---------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless the Lender Group shall otherwise consent in writing, Borrower shall do all of the following:

          5.1. Accounting System. Maintain a standard and modern system of
               -----------------
accounting that enables Borrower to produce financial statements in accordance with GAAP.

          5.2. Financial Statements, Reports, Certificates. Deliver to each
               -------------------------------------------
Lender:

               (a) as soon as available, but in any event within 45 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period (including quarterly information with respect to each month that is the end of a fiscal quarter of Borrower); provided that monthly financial statements with respect to any month that is not the last month of a fiscal quarter of Borrower need not contain all detail that would be required by GAAP, may be subject to quarter-end and year-end adjustments, and will be sufficient hereunder if they are in the same form as is submitted internally by Borrower to the senior management of Borrower, and quarterly financial statements of Borrower may be subject to year-end adjustments; and

               (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

          Together with the above, Borrower also shall deliver to Agent, with copies to each Lender, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by the Lender Group relating to the financial condition of Borrower (including, without limitation, any oral reports regarding the status of Borrower's litigation with Bell Atlantic from time to time requested by Agent).


          Each month, together with the financial statements provided pursuant to Section 5.2(a), Borrower shall deliver to Agent, with copies to each Lender,
   --------------
a certificate signed by its treasurer or chief financial officer to the effect that:

                    (i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes or other detail and being subject to year-end (and in the case of monthly statements for months other than the last month of a fiscal quarter of Borrower, quarter-end adjustments, and provided, further, that, with respect to such monthly statements, such certificate may be qualified by the representation that such financial statements may not be fully in compliance with GAAP but are in the same form as is provided internally by Borrower to the senior management of Borrower) and (subject to the qualifications permitted above) fairly present the financial condition of Borrower,

                    (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                    (iii) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i) or (ii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

Subject to the limitation contained at the end of this paragraph, Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions. The foregoing notwithstanding, Agent shall request any such information in the first instance from Borrower, shall give Borrower a reasonable opportunity itself to obtain such information for Agent and provide same to Agent, and shall not directly contact Borrower's auditors, accountants, or other third parties unless Borrower fails to provide the requested information within 10 days.

          5.3. Tax Returns. Deliver to Agent copies of each of Borrower's future
               -----------
federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service. Deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) Borrower conducts business or is required to pay any such excise tax, (b) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrowers, or (c) where Borrower's failure to pay any such applicable excise tax would constitute a Material Adverse Change.

          5.4. Guarantor Reports. After the Holding Company Reorganization is
               -----------------
consummated, cause New Holding Company to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

          5.5. Certain Information in Connection With Acquisitions. Prior to
               ---------------------------------------------------
making any acquisition governed by Section 6.12(a), Borrower shall provide to
                                   ---------------
Agent updated Projections through the Maturity Date that give effect to such acquisition on a pro forma basis and demonstrate that Borrower will have sufficient working capital after giving effect to such acquisition to operate its business and perform the Obligations in accordance with their terms.
If such acquisition is based in whole or in part on subsections 6.12(a)(C) or
                                                    -------------------------
(D), then, before such acquisition may be consummated, Required Lenders must
---
approve such Projections, which approval shall not unreasonably be withheld.

          5.6. Taxes. Cause all assessments and taxes, whether real, personal,
               -----
or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

          5.7. Insurance. Borrower shall at its expense keep its insurable
               ---------
properties adequately insured at all times by financially sound and reputable insurers, maintain such other insurance (including self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

          5.8. No Setoffs or Counterclaims. Make payments hereunder and under
               ---------------------------
the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

          5.9. Compliance with Laws. Comply with the requirements of all
               --------------------
applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, and all orders, judgments, or decrees of any court, in each case, other than laws, rules, regulations, orders, judgments, or decrees the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

          5.10. Employee Benefits.
                -----------------

          (a) Cause to be delivered to Agent, each of the following:

                    (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,

                    (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and

                    (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

          (b) Cause to be delivered to Agent, upon Agent's request, each of the following:

                    (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries;

                    (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan;

                    (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan;

                    (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan;

                    (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;

                    (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and

                    (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

          5.11. Leases. Pay when due all rents and other amounts payable under
                ------
any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

          5.12. Brokerage Commissions. Borrower agrees to indemnify, defend, and
                ---------------------
hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

          5.13. Year 2000 Compliance. Be Year 2000 Compliant by October 1, 1999.
                --------------------

          5.14. Projections. Not later than 30 days after annual budgets have
                -----------
been presented to the board of directors of Borrower, but in any event not later than the 90th day of the first fiscal year of Borrower to which such Projections relate, deliver to Agent Projections of Borrower, in form and substance (including as to scope and underlying assumptions) satisfactory to each Lender in its discretion, for the forthcoming 3 fiscal years of Borrower, year by year, and for the forthcoming fiscal year of Borrower, quarter by quarter, certified by the Clerk of Borrower as being true, correct, and complete and certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby.

          5.15. Corporate Existence, etc. At all time preserve and keep in full
                -------------------------
force and effect Borrower's valid corporate existence and good standing and any rights and franchises material to Borrower's businesses.

          5.16. Disclosure Updates. Promptly and in no event later than 5
                ------------------
Business Days after obtaining knowledge thereof, (i) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (ii) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

          5.17. Use of Proceeds. Use the proceeds of the Loans for on-going
                ---------------
liquidity requirements, capital expenditures, interest hereunder and other general corporate purposes consistent with Borrower's existing line of business and not including any acquisition of all or a substantial portion of a person or business.

          6. NEGATIVE COVENANTS.
             ------------------

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without the Lender Group's prior written consent:

          6.1. Indebtedness. Create, incur, assume, or permit to exist, directly
               ------------
or indirectly, any Indebtedness (including Acquired Indebtedness) and Borrower will not issue any Disqualified Stock. The foregoing limitation will not apply to:

          (a) Indebtedness of Borrower existing under the Credit Facility; provided that the aggregate principal amount of all such Indebtedness under the Credit Facility shall not exceed the greater of (A) $75,000,000 at any one time outstanding and (B) 85% (or such greater percentage permitted pursuant to the Credit Facility) of the accounts receivable of Borrower net of reserves and allowances for doubtful accounts, determined in accordance with GAAP;

          (b) Indebtedness of Borrower existing under the Cisco Facility; provided that the aggregate principal amount of all such Indebtedness under the Cisco Facility shall not exceed $40,000,000 at any one time outstanding;

          (c) Existing Indebtedness;

          (d) Indebtedness of Borrower owing to any Subsidiary (but only so long as such Indebtedness is held by such Subsidiary); provided that any Indebtedness of Borrower owing to any such Subsidiary is subordinated in right of payment from and after the Maturity Date to the payment and performance of Borrower's obligations hereunder; and provided further that any transaction pursuant to which any Subsidiary to which such Indebtedness is owed ceases to be a Subsidiary will be deemed to be an incurrence of Indebtedness by Borrower that is not permitted by this clause (d);

          (e) Indebtedness of any Subsidiary to Borrower or of any Subsidiary to another Subsidiary;

          (f) Indebtedness of Borrower pursuant to this Agreement;

          (g) Indebtedness in respect of performance, surety or appeal bonds provided by Borrower in the ordinary course of business;

          (h) Indebtedness under Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements are designed to protect Borrower against, or manage exposure to, fluctuations in currency exchange rates and interest rates, respectively, and that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (i) the incurrence by Borrower of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and
                             ---------                      ----------
"Refinancing") Indebtedness permitted pursuant to clause (c), (f) or (j) of this
------------
paragraph; provided that (i) the amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium, if any, and accrued and unpaid Interest on the Indebtedness so Refinanced (or if such Indebtedness was issued with original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith, (ii) such Refinancing Indebtedness shall have a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of the Indebtedness being Refinanced and (B) 180 days after the Maturity Date, (iii) such Refinancing Indebtedness shall have an Average Life equal to or greater than the longer of (A) the Average Life of the Indebtedness being Refinanced and (B) the Maturity Date, (iv) if the Indebtedness being Refinanced is subordinated in right of payment to the Advances, such Refinancing Indebtedness shall be subordinated in right of payment to the Advances on terms at least as favorable to the holders of Advances as those contained in the documentation governing the Indebtedness being so Refinanced, and (v) no Subsidiary shall incur Refinancing Indebtedness to Refinance Indebtedness of Borrower;

          (j) the incurrence by the Borrower of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money or similar obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment useful in a Telecommunications Business; and

          (k) Indebtedness of Borrower not otherwise permitted to be incurred pursuant to the foregoing clauses (a) through (j) above, the principal amount (or original issue price) of which shall not exceed $30,000,00 at any one time outstanding.

          6.2. Liens. Create, incur, assume, or permit to exist, directly or
               -----
indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 6.1(i) and so long as the replacement Liens only
                 --------------
encumber those assets or property that secured the original Indebtedness).

          6.3. Restrictions on Fundamental Changes.
               -----------------------------------

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock with the exception of the Holding Company Reorganization.

               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (c) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

          6.4. Disposal of Assets. Sell, lease, assign, transfer, or otherwise
               ------------------
dispose of any of Borrower's properties or assets except for (i) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted, and (ii) dispositions by Borrower of equipment or other fixed assets, provided that such equipment or other fixed assets are substantially worn, damaged or obsolete, replacement equipment or other fixed assets of like kind, function and value shall be acquired prior to or concurrently with such disposition, and such replacement equipment or other fixed assets are free and clear of Liens other than Permitted Liens.

          6.5. Amendments to Credit Facility. Enter into any material amendment
               -----------------------------
to the Credit Facility.

          6.6. Guarantee. Guarantee or otherwise become in any way liable with
               ---------
respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

          6.7. Nature of Business. Make any change in the principal nature of
               ------------------
Borrower's business. Borrower shall not permit VA Sub to acquire any material assets other than governmental licenses and permits, nor to engage in active business operations other than proposed sales operations. The Borrower shall not form or acquire any other Subsidiary or make any additional investment in VA Sub after the date hereof, unless the terms and conditions herein shall be amended prior to such formation, investment or acquisition on terms and conditions reasonably satisfactory to the Agent, in order to make the terms and conditions of this Agreement applicable to such Subsidiary.

          6.8. [Reserved.]
                --------

          6.9. Margin Stock. Use or permit the use of any of the proceeds of the
               ------------
Advances, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock (as defined in Regulation U referred to below) or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Advance, the application of proceeds thereof or this Agreement to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

          6.10. Distributions. Except for Permitted Distributions, make (or
                -------------
permit New Holding Company to make) any distribution or declare or pay (or permit New Holding Company to declare or pay) any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock (or permit New Holding Company to purchase, acquire, redeem, or retire any of New Holding Company's Stock), of any class, whether now or hereafter outstanding.

          6.11. Accounting Methods. Modify or change its method of accounting or
                ------------------
enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

          6.12. Investments.
                -----------

               (a) Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations), which, in the aggregate, exceed the sum of (A) $5,000,000, plus (B) $10,000,000 of Stock of Borrower or New Holding Company (but not cash or other property other than Stock of Borrower or New Holding Company), plus (C) 85% of the amount of New Capital Proceeds actually contributed by New Holding Company to Borrower after the Closing Date, plus (D) Old Bell Atlantic Collections in excess of $10,000,000 (if any), for or in connection with (i) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (ii) loans, advances, capital contributions, or transfers of property to a Person, in connection with any acquisition permitted by clause (i) or clause (iii) of this paragraph, or (iii) the acquisition of all or substantially all of the properties or assets of a Person; provided that, in the case of any acquisition of any Subsidiary, Borrower shall cause to be provided to the Lender Group, a guaranty from such Subsidiary of the Obligations, in each case in form and substance satisfactory to Agent.

               (b) Permit New Holding Company directly or indirectly to make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (i) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (ii) loans, advances, capital contributions, or transfers of property to a Person, or (iii) the acquisition of all or substantially all of the properties or assets of a Person.

               (c) Prior to making any acquisition governed by this
Section 6.12, Borrower shall comply with the provisions of Section 2.10 and
------------                                               ------------
Section 3.2(d).
--------------

          6.13. Transactions with Affiliates. Directly or indirectly enter into
                ----------------------------
or permit to exist any material transaction with any Affiliate of Borrower except for (a) transactions set forth on Schedule 6.13, or (b) transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

          6.14. Suspension. Suspend or go out of a substantial portion of its
                ----------
business.

          6.15. No Prohibited Transactions Under ERISA. Directly or indirectly:
                --------------------------------------

               (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

               (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

               (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

               (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

               (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

               (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

               (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $10,000.

          6.16. Violation of Material Agreements. Breach any material
                --------------------------------
contractual obligation (including, but not limited to, the Bell Atlantic Agreements).

          7. EVENTS OF DEFAULT.
             -----------------

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
                   ----------------

          7.1. If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

          7.2. (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any negative covenant set forth in Article 6 of this Agreement, contained in any negative
                      ---------
covenant set forth in any other Loan Document, or contained in Section 5.10 of
                                                               ------------
this Agreement; or

               (b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and the Lender Group, other than those covered by clause (a) of this Section 7.2, and such failure or neglect, in each case, is
                   -----------
not cured to the Lender Group's reasonable satisfaction within 15 Business Days after the sooner to occur of Borrower's receipt of notice of such failure or neglect from Agent or the date on which such failure or neglect first becomes actually known to any of the chairman of the board, chief executive officer, president, treasurer, chief financial officer, or corporate controller of Borrower; provided that if any failure or neglect referred to in this paragraph is the subject of another provision of this Section 7, in such event such other
                                            ---------
provision of this Section 7 shall govern;
                  ---------

          7.3. If properties or assets of Borrower with an aggregate value (based on greater of cost or market) in excess of $2,000,000 are attached, seized, subjected to a writ or distress warrant, or is levied upon, or come into the possession of any third Person;

          7.4. If an Insolvency Proceeding is commenced by Borrower;

          7.5. If an Insolvency Proceeding is commenced against Borrower and any of the following events occur:

               (a) Borrower consents to the institution of the Insolvency Proceeding against it;

               (b) the petition commencing the Insolvency Proceeding is not timely controverted;

               (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent), and each member of the Lender Group shall be relieved of its obligation to extend credit hereunder;

               (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or

               (e) an order for relief shall have been issued or entered therein;

          7.6. If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          7.7. If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts in an aggregate amount exceeding $2,000,000 owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

          7.8. If any judgments or other claims in an aggregate amount exceeding $2,000,000 become a Lien or encumbrance upon any of Borrower's properties or assets;

          7.9. If there is a default in any material agreement to which Borrower is a party with one or more third Persons and (a) the aggregate amount of Borrower's obligations under all such material agreements in which there is a default exceeds $2,000,000, and (b) such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

          7.10. If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          7.11. If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

          7.12. If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

          7.13.  If a Change of Control occurs; or

          7.14. If the Borrower fails to execute and deliver Class B Contingent Warrants to Agent pursuant to Section 3.2(f).
                              --------------

          8. THE LENDER GROUP'S RIGHTS AND REMEDIES.
             --------------------------------------

          8.1. Rights and Remedies. Upon the occurrence, and during the
               -------------------
continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the other Loan Documents or under any other agreement between Borrower and the Lender Group;

               (c) Terminate the Commitments; and/or

               (d) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents.

          8.2. Remedies Cumulative. The rights and remedies of Agent, on behalf
               -------------------
of the Lender Group, under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided by law, or in equity. No exercise by Agent, on behalf of the Lender Group, of one right or remedy shall be deemed an election, and no waiver by the Required Lenders or the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by Agent or the Lender Group shall constitute a waiver, election, or acquiescence by it.

          9. TAXES AND EXPENSES.
             ------------------

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that

Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following:

               (a) make payment of the same or any part thereof; or

               (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure.

Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

          10. WAIVERS; INDEMNIFICATION.
              ------------------------

          10.1. Demand; Protest; etc. Borrower waives demand, protest, notice of
                ---------------------
protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

          10.2. Indemnification. Borrower shall pay, indemnify, defend, and hold
                ---------------
Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person")
                                                  ------------------
harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities").
                                               -----------------------
Borrower shall have no obligation to any Indemnified Person under this
Section 10.2 with respect to any Indemnified Liability that a court of competent
------------
jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto.

          11. NOTICES.
              -------

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party, as the case may be, at its address set forth below:

          If to Borrower:

               CTC COMMUNICATIONS CORP.
               360 Second Avenue
               Waltham, Massachusetts 02451
               Attn.:  Mr. Steven Jones
               Fax No. 781-890-1613

          with copies to:

               ROPES & GRAY
               One International Place
               Boston, Massachusetts 02110
               Attn.: David A. McKay, Esq., and Mary E. Weber, Esq. Fax No. 617-951-7050

               and to:

               Leonard Glass, Esq.
               45 Central Avenue
               Tenafly, New Jersey  07670
               Fax No. 201-894-1718

          If to TDSI or Arrangement, Structuring & Syndication Agent:

               TD SECURITIES (USA) INC.
               31 West 52nd Street
               New York, New York 10019-6101
               Attn.:  Mr. Thomas Regan
               Fax No.  212-581-5795
          with copies to:

               LATHAM & WATKINS
               1001 Pennsylvania Avenue, N.W.
               Suite 1300
               Washington, D.C.  20004-2505
               Attn.:  John D. Watson, Jr., Esq.
               Fax No.  (202) 637-2200

          If to TD Texas or Agent:

               TORONTO DOMINION (TEXAS), INC.
               909 Fannin Street
               Houston, Texas  77010
               Attn.:  Mr. Walter Finley
               Fax No.  (713) 951-9921

          with copies to:

               LATHAM & WATKINS
               1001 Pennsylvania Avenue, N.W.
               Suite 1300
               Washington, D.C.  20004-2505
               Attn.:  John D. Watson, Jr., Esq.
               Fax No.  (202) 637-2200


The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this Section 11, shall
                                                              ----------
be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail.

          12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
              ------------------------------------------

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY

CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          13. DESTRUCTION OF BORROWER'S DOCUMENTS.
              -----------------------------------

          All documents, schedules, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group four months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

          14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
              ------------------------------------------

          14.1  Assignments and Participations.
                ------------------------------

               (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all,
                                     --------
of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until

                              (i) written notice of such assignment, together
               with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee;

                              (ii) such Lender and its Assignee shall have
               delivered to Borrower and Agent an Assignment and Acceptance; and

                              (iii) the assignor Lender or Assignee has paid to
               Agent for Agent's sole and separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

               (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee,

                              (i) the Assignee thereunder shall be a party
               hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and

                              (ii) the assignor Lender shall, to the extent that
               rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to
               Section 10.2 hereof) and be released from its obligations under
               ------------
               this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests
                                          -----------
in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents
             ------------------
(provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that

                              (i) the originating Lender's obligations under
               this Agreement shall remain unchanged,

                              (ii) the originating Lender shall remain solely
               responsible for the performance of such obligations,

                              (iii) Borrower and Agent shall continue to deal
               solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents,

                              (iv) no Lender shall transfer or grant any
               participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating;
               (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and

                              (v) all amounts payable by Borrower hereunder
               shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR Sec. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

          14.2. Successors. This Agreement shall bind and inure to the benefit
                ----------
of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required
                       ------------
pursuant to Section 14.1 hereof, no consent or approval by Borrower is required
            ------------
in connection with any such assignment.

          15. AMENDMENTS; WAIVERS.
              -------------------

          15.1. Amendments and Waivers. No amendment or waiver of any provision
                ----------------------
of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

               (a) increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

               (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

               (f) change the definition of "Required Lenders";
                                             ----------------

               (g) release Borrower from any Obligation for the payment of money, or consent to any assignment or transfer by Borrower of any Obligation;

               (h) amend any of the provisions of Section 15 or 16; or
                                                  ----------------

               (i) release any guarantor from its obligations under a guaranty;


and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

          15.2. No Waivers; Cumulative Remedies. No failure by Agent or any
                -------------------------------
Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

          16. AGENT; THE LENDER GROUP.
              -----------------------

          16.1. Appointment and Authorization of Agent. Each Lender hereby
                --------------------------------------
designates and appoints TDSI as Arrangement, Structuring & Syndication Agent and TD Texas as Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes Agent and to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each Lender authorizes and directs Agent to enter into the Cisco Subordination Agreement on its behalf and agrees to be bound by the terms of the Cisco Subordination Agreement with the same force and effect as if such Lender were a party thereto. Agent and Arrangement, Structuring & Syndication Agent agree to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for
                  ----------                          ----------
the benefit of Agent, Arrangement, Structuring & Syndication Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 16.10 hereof also shall be for the benefit of Borrower.
              -------------
Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, neither Agent nor Arrangement, Structuring &

Syndication Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall Agent nor Arrangement, Structuring & Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or Arrangement, Structuring & Syndication Agent; it being expressly understood and agreed that the use of the words "Agent" and "Arrangement, Structuring & Syndication Agent" is for convenience only, that TD Texas and TDSI are merely the representatives of the Lenders, and have only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent and Arrangement, Structuring & Syndication Agent shall have and may use their sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent or Arrangement, Structuring & Syndication Agent, as applicable, is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect:

               (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, and related matters;

               (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents;

               (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents;

               (d) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, or otherwise related to any of same as provided in the Loan Documents; and

               (e) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

          16.2. Delegation of Duties. Except as otherwise provided in this
                --------------------
section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

          16.3. Liability of Agent. None of Agent-Related Persons shall (i) be
                ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the

Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates. The foregoing notwithstanding, nothing in this section is intended to create a standard of care or impose liability on any Agent-Related Person that would not otherwise exist but for this section.

          16.4. Reliance by Agent. Agent shall be entitled to rely, and shall be
                -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          16.5. Notice of Default or Event of Default. Agent shall not be deemed
                -------------------------------------
to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take
                                                ------------
such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that
                                           ---------
unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

          16.6. Credit Decision. Each Lender acknowledges that none of
                ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of Agent-Related Persons.

          16.7. Costs and Expenses; Indemnification. Agent may incur and pay
                -----------------------------------
Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this

Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

          16.8. Agent in Individual Capacity. TDSI, TD Texas, and their
                ----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though TDSI and TD Texas were not agents hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, TDSI, TD Texas, or their Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. The terms "Lender" and "Lenders" include TD Texas in
                                ------       -------
its individual capacity.

          16.9. Successor Agent. Agent may resign as Agent upon 45 days notice
                ---------------
to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the
                             -----
retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to
     ----------
be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

          16.10.  Withholding Tax.
                  ----------------

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

                              (i) if such Lender claims an exemption from, or a
               reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                              (ii) if such Lender claims that interest paid
               under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                              (iii) such other form or forms as may be required
               under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by

Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

          16.11. Restrictions on Actions by Lenders; Sharing of Payments.
                 -------------------------------------------------------

               (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings.

               (b) Subject to Section 15.8, if, at any time or times any Lender
                              ------------
shall receive (i) by payment, foreclosure, setoff or otherwise, or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

          16.12. Payments by Agent to the Lenders. All payments to be made by
                 --------------------------------
Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

          16.13. Several Obligations; No Liability. Notwithstanding that certain
                 ---------------------------------
of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective

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

Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall
                              ------------
have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

          17. GENERAL PROVISIONS.
              ------------------

          17.1. Effectiveness. This Agreement shall be binding and deemed
                -------------
effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

          17.2. Section Headings. Headings and numbers have been set forth
                ----------------
herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

          17.3. Interpretation. Neither this Agreement nor any uncertainty or
                --------------
ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          17.4. Severability of Provisions. Each provision of this Agreement
                --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          17.5. Amendments in Writing. This Agreement can only be amended by a
                ---------------------
writing signed by Agent, the Required Lenders, and Borrower.

          17.6. Counterparts; Telefacsimile Execution. This Agreement may be
                -------------------------------------
executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

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

          17.7. Revival and Reinstatement of Obligations. If the incurrence or
                ----------------------------------------
payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if
                                                    -----------------
the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          17.8. Integration. This Agreement, together with the other Loan
                -----------
Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                          [Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                              CTC COMMUNICATIONS CORP., a Massachusetts corporation

                              By:
                                     -----------------------------------------
                              Title:
                                     -----------------------------------------

                              TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as Agent, and as a Lender

                              By:
                                     -----------------------------------------
                              Title:
                                     -----------------------------------------

                              TD SECURITIES (USA) INC., a Delaware corporation, as Arrangement, Structuring & Syndication Agent

                              By:
                                     -----------------------------------------
                              Title:
                                     -----------------------------------------

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